Exhibit 99.1

HOST MARRIOTT REPORTS STRONG RESULTS OF OPERATIONS FOR FOURTH QUARTER AND FULL YEAR 2004 AND ISSUES 2005 GUIDANCE

BETHESDA, MD; February 24, 2005 – Host Marriott Corporation (NYSE: HMT), the nation’s largest lodging real estate investment trust (REIT), today announced results of operations for the fourth quarter and for the year ended December 31, 2004. Results of operations for 2004 and 2003 were affected by several transactions, including: the 2004 and 2003 debt prepayments; the 2004 preferred stock redemption; the 2003 New York Marriott World Trade Center hotel insurance settlement; the 2003 loss on foreign currency forward contracts; and the 2003 directors’ and officers’ insurance settlement. Fourth quarter and full year results include the following:

•	Total revenue was $1,181 million and $3,640 million for the fourth quarter and full year 2004, respectively, as compared to $1,042 million and $3,288 million for the fourth quarter and full year 2003, respectively.

•	Net income (loss) was $61 million and $(0.1) million for the fourth quarter and full year 2004, respectively, as compared to net income of $150 million and $14 million for the fourth quarter and full year 2003, respectively.

•	Earnings (loss) per diluted share was $.15 and $(.12) for the fourth quarter and full year 2004, respectively, as compared to an earnings (loss) per diluted share of $.46 and $(.07) for the fourth quarter and full year 2003, respectively.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, was $267 million and $790 million for the fourth quarter and full year 2004 (both of which have been reduced by approximately $1 million for distributions to minority interest partners of Host Marriott, L.P.), respectively, as compared to $222 million and $709 million for the fourth quarter and full year 2003, respectively.

•	Funds from Operations (FFO) per diluted share were $.35 and $.77 for the fourth quarter and full year 2004, respectively, as compared to $.53 and $.99 for the fourth quarter and full year 2003, respectively.

•	For full year 2004, the transactions discussed above resulted in a decrease of approximately $.18 and $.17 for earnings per diluted share and FFO per diluted share, respectively. These transactions did not impact the fourth quarter 2004 results of operations. For full year 2003, these transactions resulted in an increase of approximately $.54 and $.34 for earnings per diluted share and FFO per diluted share, respectively, and a decrease of approximately $8 million in Adjusted EBITDA. For the fourth quarter of 2003, these transactions resulted in an increase of approximately $.48 and $.29 for earnings per diluted share and FFO per diluted share, respectively, and a decrease of approximately $17 million in Adjusted EBITDA. These transactions are further discussed in the “Schedule of Significant Transactions Affecting Earnings per Share, Funds From Operations per Diluted Share and Adjusted EBITDA” attached to this press release.

FFO per diluted share, Adjusted EBITDA and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

Operating Results

Comparable hotel RevPAR for the fourth quarter increased 8.6% and comparable hotel adjusted operating profit margins increased 2.0 percentage points when compared to the fourth quarter of 2003. The Company’s fourth quarter increase in comparable hotel RevPAR and comparable hotel adjusted operating profit margins were driven by a 5.4% increase in average room rate and a 2.0 percentage point increase in occupancy. Full year 2004 comparable hotel RevPAR increased 7.3% (comprised of a 2.9% increase in average room rate and an increase in occupancy of 2.9 percentage points), while comparable hotel adjusted operating profit margins increased 1.0 percentage point as compared to full year 2003.

Christopher J. Nassetta, president and chief executive officer, stated, “We had a strong fourth quarter, with significant RevPAR growth and margin improvement. We expect the momentum we built in 2004 to carry into 2005.”

Balance Sheet

As of December 31, 2004, the Company had $347 million of cash and cash equivalents and $575 million of availability under its credit facility. The Company’s total debt balance was reduced by approximately $455 million in 2004 to approximately $5.0 billion, excluding the Company’s Convertible Subordinated Debentures which, in accordance with new accounting standards, were classified as debt effective January 1, 2004.

W. Edward Walter, executive vice president and chief financial officer, stated, “In 2004, we continued to increase our financial flexibility, improve our interest coverages and strengthen our balance sheet. Our annual interest obligations decreased approximately $54 million due to our 2004 financing activities and we decreased our weighted average interest rate by approximately 65 basis points.” Mr. Walter added, “With our significant available cash and the additional flexibility and capacity of our credit facility, we are well-positioned to take advantage of opportunities that may arise in the future.”

Acquisitions and Dispositions

During the fourth quarter, the Company purchased the 270-suite Scottsdale Marriott at McDowell Mountains for approximately $58 million, including the assumption of approximately $34 million of mortgage debt.

During December 2004, the Company sold two non-core hotels for total proceeds of approximately $95 million and recorded a gain on the sales of approximately $34 million. The Company sold four additional non-core hotels in January 2005 for total proceeds of approximately $128 million and recorded a gain on the sales of approximately $14 million. The Company also announced an agreement to sell 85% of its equity investment in the Courtyard joint venture with Marriott International, Inc. for approximately $92 million. Under the terms of the agreement, the Company has the right to have its remaining interest in the joint venture redeemed under certain conditions between 2007 and 2009. This transaction is subject to several closing conditions and is expected to be completed in March

2005. The proceeds from these sales will be reinvested in either the acquisition of upper-upscale or luxury hotels, return on investment or repositioning projects, repayment of debt or other corporate purposes.

James F. Risoleo, executive vice president, acquisitions and development, stated, “We acquired over $500 million of high-quality assets in 2004, which represents our highest level of acquisitions since 1998. We will continue to pursue single asset and portfolio acquisitions that meet our target profile. As evidenced by our recent sales and our pending Courtyard sale, we also will continue to dispose of non-core assets and recycle our capital to build on our unmatched portfolio of properties.”

2005 Outlook

The Company expects comparable hotel RevPAR for the first quarter and full year 2005 to increase approximately 6.0% to 8.0% and 6.5% to 8.5%, respectively. For full year 2005, the Company also expects operating profit margins under GAAP to increase 160 basis points to 240 basis points, respectively, and comparable hotel adjusted operating profit margins to increase 100 basis points to 150 basis points, respectively. Based upon this guidance, the Company estimates that for 2005 its:

•	earnings per diluted share should be approximately $.10 to $.12 for the first quarter and $.18 to $.28 for the full year;

•	net income should be approximately $46 million to $52 million for the first quarter and $100 million to $136 million for the full year;

•	Adjusted EBITDA should be approximately $864 million to $904 million, both of which have been reduced by approximately $6 million for distributions to minority interest partners of Host Marriott, L.P., for the full year;

•	FFO per diluted share should be approximately $.20 to $.22 for the first quarter and $.98 to $1.07 for the full year (including approximately $40 million, or $.10 per diluted share, related to charges for call premiums and the acceleration of deferred financing costs for debt expected to be refinanced or prepaid in 2005.); and

•	Dividend per common share should be approximately $.07 to $.09 for the first quarter.

Mr. Nassetta stated, “We are very optimistic about our prospects for 2005. With strong demand and limited supply growth, we expect to have meaningful growth in RevPAR, earnings, Adjusted EBITDA and FFO per diluted share, which should result in increasing dividends for our stockholders.” Mr. Nassetta added, “We believe that the combination of our strategic vision and disciplined approach to capital allocation will continue to result in increasing stockholder value now and in the future.”

Host Marriott is a Fortune 500 lodging real estate company that currently owns or holds controlling interests in 107 upscale and luxury hotel properties primarily operated under premium brands, such as Marriott®, Ritz-Carlton®, Hyatt®, Four Seasons®, Fairmont®, Hilton® and Westin® (1). For further information, please visit the Company’s website at www.hostmarriott.com.

This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,”

“estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 23, 2005, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

(1)	This press release contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees, has or will have any responsibility or liability for any information contained in this press release.

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HOST MARRIOTT CORPORATION

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 6% of the partnership interests in Host LP held by outside partners as of December 31, 2004, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc. (“Marriott International”), the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Hyatt, report results on a monthly basis. In addition, Host Marriott, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our forth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the number of days in the calendar year (366 days for 2004 and 365 days for 2003).

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2004 ended on September 10, and the third quarter of 2003 ended on September 12, though both quarters reflect twelve weeks of operations. In contrast, fourth quarter results for 2004 reflect 112 days of operations, while our fourth quarter results for 2003 reflected 110 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately one-fourth of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full year results, it does affect the reporting of quarterly results.

Reporting Periods for Hotel Operating Statistics and Comparable Hotel Results

In contrast to the reporting periods for our statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our statement of operations for the hotel operating statistics and comparable hotel results reported herein:

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

•	Hotel results for the fourth quarter of 2004 reflect 112 days of operations for the period from September 11, 2004 to December 31, 2004 for our Marriott-managed hotels and results from September 1, 2004 to December 31, 2004 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for the fourth quarter of 2003 reflect 110 days of operations for the period from September 13, 2003 to January 2, 2004 for our Marriott-managed hotels and results from September 1, 2003 to December 31, 2003 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for full year 2004 reflect 364 days of operations for the period from January 3, 2004 to December 31, 2004 for our Marriott-managed hotels and 366 days of operations for the period from January 1, 2004 to December 31, 2004 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for full year 2003 reflect 364 days of operations for the period from January 4, 2003 to January 2, 2004 for our Marriott-managed hotels and 365 days of operations for the period from January 1, 2003 to December 31, 2003 for operations of all other hotels which report results on a monthly basis.

Comparable Hotel Operating Statistics

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or undergone large-scale capital projects during the reporting periods being compared. Of the 111 full-service hotels that we owned as of December 31, 2004, 103 hotels have been classified as comparable hotels. The operating results of the following eight hotels that we owned as of December 31, 2004 are excluded from comparable hotel results for these periods:

•	the JW Marriott, Washington, D.C. (consolidated in our financial statements beginning in the second quarter of 2003);

•	the Hyatt Regency Maui Resort and Spa (acquired in November 2003);

•	the Memphis Marriott (construction of a 200-room expansion started in 2003 and completed in 2004);

•	the Embassy Suites Chicago Downtown-Lakefront Hotel (acquired in April 2004);

•	the Fairmont Kea Lani Maui (acquired in July 2004);

•	the Newport Beach Marriott Hotel (major renovation started in July 2004);

•	the Mountain Shadows Resort Hotel (temporarily closed in September 2004); and

•	the Scottsdale Marriott at McDowell Mountains (acquired in September 2004).

In addition, the operating results of the 17 hotels we disposed of in 2004 and 2003 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (FFO) per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (or losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measure can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Management has historically adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the assets disposed could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains and losses on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	December 31,
	2004	2003
ASSETS

Property and equipment, net	$7,274	$7,085
Assets held for sale	113	73
Notes and other receivables	7	54
Due from managers	75	62
Investments in affiliates (b)	69	74
Deferred financing costs, net	70	82
Furniture, fixtures and equipment replacement fund	151	144
Other	161	138
Restricted cash	154	116
Cash and cash equivalents	347	764

Total assets	$8,421	$8,592

LIABILITIES AND STOCKHOLDERS’ EQUITY

Debt
Senior notes, including $491 million, net of discount, of Exchangeable Senior Debentures as of December 31, 2004	$2,890	$3,180
Mortgage debt	2,043	2,205
Convertible Subordinated Debentures (b)	492	—
Other	98	101

Total debt	5,523	5,486
Accounts payable and accrued expenses	113	108
Liabilities associated with assets held for sale	26	2
Other	156	166

Total liabilities	5,818	5,762

Interest of minority partners of Host Marriott L.P.	122	130
Interest of minority partners of other consolidated partnerships	86	89
Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary whose sole assets are convertible subordinated debentures due 2026 (“Convertible Preferred Securities”) (b)	—	475
Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $350 million and $354 million, respectively), 50 million shares authorized; 14.0 million shares and 14.1 million shares issued and outstanding, respectively	337	339
Common stock, par value $.01, 750 million shares authorized; 350.3 million shares and 320.3 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,953	2,617
Accumulated other comprehensive income	13	28
Deficit	(911)	(851)

Total stockholders’ equity	2,395	2,136

Total liabilities and stockholders’ equity	$8,421	$8,592

(a)	Our consolidated balance sheets as of December 31, 2004 and 2003 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

(b)	We adopted Financial Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46) in 2003. Under FIN 46, our limited purpose trust subsidiary that was formed to issue trust-preferred securities (the “Convertible Preferred Securities”) was accounted for on a consolidated basis as of December 31, 2003 since we were the primary beneficiary under FIN 46.

In December 2003, the FASB issued a revision to FIN 46, which we refer to as FIN 46R. Under FIN 46R, we are not the primary beneficiary and we are required to deconsolidate the accounts of the Convertible Preferred Securities Trust (the “Trust”). We adopted the provisions of FIN 46R on January 1, 2004. As a result, we recorded the $492 million in debentures (the “Convertible Subordinated Debentures”) issued by the Trust and eliminated the $475 million of Convertible Preferred Securities that were previously classified in the mezzanine section of our consolidated balance sheet prior to January 1, 2004. The difference of $17 million is our investment in the Trust, which is included in “Investments in affiliates” on our consolidated balance sheet. Additionally, we classified the related dividend payment of approximately $10 million and $32 million for the fourth quarter and full year 2004, respectively, as interest expense. We adopted FIN 46R prospectively and, therefore, did not restate prior periods. The adoption of FIN 46R had no effect on our net loss, loss per diluted share or the financial covenants under our senior notes indentures.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Revenues
Rooms	$686	$592	$2,153	$1,914
Food and beverage	387	352	1,141	1,042
Other	75	69	239	220

Total hotel sales	1,148	1,013	3,533	3,176
Rental income (b)	32	29	106	100
Other income	1	—	1	12

Total revenues	1,181	1,042	3,640	3,288

Expenses
Rooms	168	151	536	483
Food and beverage	282	262	856	786
Hotel departmental expenses	315	276	983	888
Management fees	47	41	145	132
Other property-level expenses (b)	86	82	292	293
Depreciation and amortization	111	108	354	347
Corporate and other expenses	24	21	67	60

Total expenses	1,033	941	3,233	2,989

Operating profit	148	101	407	299
Interest income	3	4	11	11
Interest expense, including interest expense for the Convertible Subordinated Debentures in 2004 (c)	(127)	(166)	(483)	(488)
Net gains on property transactions	7	1	17	5
Loss on foreign currency and derivative contracts	(4)	(17)	(6)	(19)
Minority interest expense	(6)	(16)	(4)	(5)
Equity in losses of affiliates	(4)	(9)	(16)	(22)
Dividends on Convertible Preferred Securities (c)	—	(10)	—	(32)

Income (loss) before income taxes	17	(112)	(74)	(251)
Benefit from income taxes	8	4	10	13

Income (loss) from continuing operations	25	(108)	(64)	(238)
Income from discontinued operations (d).	36	234	64	252

Income (loss) before cumulative effect of a change in accounting principle	61	126	—	14
Cumulative effect of a change in accounting principle (e)	—	24	—	—

Net income (loss)	61	150	—	14
Less: Dividends on preferred stock	(9)	(8)	(37)	(35)
Issuance costs of redeemed Class A preferred stock (f)	—	—	(4)	—

Net income (loss) available to common stockholders	$52	$142	$(41)	$(21)

Basic and diluted earnings (loss) per common share	$.15	$.46	$(.12)	$(.07)

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statement of Operation (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense for the quarters ended and years ended December 31, 2004 and 2003 are as follows:

	Quarter ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Rental income
Full-service	$5	$5	$26	$25
Limited service and office buildings	27	24	80	75

	$32	$29	$106	$100

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$2	$7	$7
Limited service and office buildings	24	24	78	74

	$26	$26	$85	$81

(c)	See discussion of FIN 46R in footnote (b) to the consolidated balance sheets. Interest expense also includes approximately $59 million for full year 2004 and $36 million and $33 million for full year 2003 and the fourth quarter of 2003, respectively, for the payment of call premiums, the acceleration of deferred financing costs and incremental interest expense related to the debt redemptions and repayments.

(d)	Reflects the results of operations and gain on sale, net of the related income tax, for nine properties sold in 2004 and eight properties sold in 2003, as well as the results of operations for four properties classified as held for sale as of December 31, 2004 and the gain on disposition and business interruption proceeds for the New York Marriott World Trade Center hotel.

(e)	We adopted SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” on June 21, 2003 and recorded a loss of $24 million as a cumulative effect of change in accounting principle in the third quarter of 2003. Subsequently, on November 7, 2003, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) 150-3 indefinitely deferring the application of a portion of SFAS 150 with respect to minority interests in consolidated ventures entered into prior to November 5, 2003, effectively reversing its guidance of October 8, 2003. In accordance with the FSP 150-3, we recorded a gain from a cumulative effect of a change in accounting principle of $24 million in the fourth quarter of 2003, reversing the impact of our adoption of SFAS 150 with respect to consolidated ventures with finite lives.

(f)	Emerging Issues Task Force Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” requires that the excess of the fair value of the consideration transferred to the holders of preferred stock redeemed over the carrying amount of the preferred stock should be subtracted from net earnings to determine net earnings available to common stockholders in the calculation of earnings per share.

On August 3, 2004, the fair value paid to holders of our Class A preferred stock, or $104 million (which was equal to the redemption price and par value) exceeded the carrying value of the preferred stock ($100 million, which was net of $4 million of original issuance costs). Accordingly, the $4 million of original issuance costs has been included in the determination of net loss available to common stockholders for the purpose of calculating our full year 2004 basic and diluted loss per share.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2004			Quarter ended December 31, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$61	350.2	$.17	$150	310.7	$.48
Dividends on preferred stock	(9)	—	(.02)	(8)	—	(.02)

Basic earnings available to common stockholders per share (a)	52	350.2	.15	142	310.7	.46
Assuming distribution of common shares granted under the comprehensive stock plan, less shares assumed purchased at average market price	—	2.9	—	—	—	—

Diluted earnings available to common stockholders per share (a) (b)	$52	$353.1	$.15	$142	$310.7	$.46

	Year ended December 31, 2004			Year ended December 31, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss)	$—	337.3	$—	$14	281.0	$.05
Dividends on preferred stock	(37)	—	(.11)	(35)	—	(.12)
Issuance costs of redeemed Class A preferred stock (c)	(4)	—	(.01)	—	—	—

Basic and diluted loss available to common stockholders per share (a) (b)	$(41)	337.3	$(.12)	$(21)	281.0	$(.07)

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units, the Exchangeable Senior Debentures and the Convertible Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

(b)	Our results for 2004 and 2003 were significantly affected by several transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share, Funds from Operations per Diluted Share and Adjusted EBITDA.”

(c)	For discussion of accounting treatment, see footnote (f) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Hotel Operational Data

Comparable Hotels by Region (a)

(unaudited)

	As of December 31, 2004		Quarter ended December 31, 2004			Quarter ended December 31, 2003
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	20	10,720	$149.43	68.8%	$102.83	$146.08	65.8%	$96.11	7.0%
Florida	12	7,337	159.17	66.9	106.41	150.18	64.1	96.32	10.5
Mid-Atlantic	10	6,720	212.85	79.9	170.16	197.99	76.4	151.34	12.4
Atlanta	13	5,940	148.36	63.3	93.86	141.96	62.9	89.30	5.1
North Central	13	4,923	134.43	66.2	88.99	128.42	64.9	83.37	6.7
South Central	7	4,816	136.64	70.8	96.73	131.61	73.8	97.06	(0.3)
DC Metro	10	3,890	161.54	72.6	117.26	152.68	67.4	102.90	14.0
New England	7	3,413	156.11	72.2	112.70	149.34	67.1	100.27	12.4
Mountain	6	2,351	107.67	54.0	58.14	100.68	55.0	55.39	5.0
International	5	1,953	127.57	71.4	91.10	116.94	71.9	84.07	8.4

All Regions	103	52,063	156.58	69.2	108.34	148.49	67.2	99.74	8.6

	As of December 31, 2004		Year ended December 31, 2004			Year ended December 31, 2003
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	20	10,720	$148.93	73.3%	$109.10	$148.71	67.9%	$101.03	8.0%
Florida	12	7,337	163.16	71.5	116.69	158.40	68.8	109.00	7.1
Mid-Atlantic	10	6,720	189.17	78.3	148.19	180.11	74.3	133.85	10.7
Atlanta	13	5,940	143.30	67.1	96.15	138.16	65.6	90.67	6.0
North Central	13	4,923	123.93	67.8	84.06	123.52	66.6	82.28	2.2
South Central	7	4,816	131.73	75.1	98.87	131.46	75.9	99.79	(0.9)
DC Metro	10	3,890	155.75	73.4	114.29	148.07	70.7	104.65	9.2
New England	7	3,413	146.12	73.0	106.72	142.32	67.5	96.11	11.0
Mountain	6	2,351	102.34	59.7	61.10	97.56	61.0	59.52	2.7
International	5	1,953	122.86	72.3	88.87	114.67	66.0	75.64	17.5

All Regions	103	52,063	149.64	71.9	107.66	145.42	69.0	100.35	7.3

HOST MARRIOTT CORPORATION

Comparable Hotel Operationg Data

Comparable Hotels by Property Type (a)

(unaudited)

	As of December 31, 2004		Quarter ended December 31, 2004			Quarter ended December 31, 2003
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	40	25,068	$178.66	72.3%	$129.16	$168.08	71.3%	$119.85	7.8%
Suburban	38	14,081	124.40	64.6	80.31	117.73	63.3	74.51	7.8
Airport	16	7,332	115.21	72.3	83.31	111.12	66.5	73.92	12.7
Resort/Conference	9	5,582	186.61	62.8	117.19	179.40	59.2	106.28	10.3

All Types	103	52,063	156.58	69.2	108.34	148.49	67.2	99.74	8.6

	As of December 31, 2003		Year ended December 31, 2004			Year ended December 31, 2003
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	40	25,068	$165.67	74.4%	$123.21	$159.79	72.2%	$115.40	6.8%
Suburban	38	14,081	121.44	67.2	81.63	117.25	65.4	76.72	6.4
Airport	16	7,332	113.12	74.6	84.37	111.66	67.5	75.36	12.0
Resort/Conference	9	5,582	192.56	69.6	133.99	190.79	65.7	125.26	7.0

All Types	103	52,063	149.64	71.9	107.66	145.42	69.0	100.35	7.3

(a)	See the introductory notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Number of hotels	103	103	103	103
Number of rooms	52,063	52,183	52,063	52,183
Percent change in Comparable Hotel RevPAR	8.6%		7.3%
Operating profit margin under GAAP (b)	12.5%	9.7%	11.2%	9.1%
Comparable hotel adjusted operating profit margin (c)	23.7%	21.7%	22.4%	21.4%

Comparable hotel sales
Room	$643	$593	$2,045	$1,907
Food and beverage	375	355	1,102	1,043
Other	72	67	226	220

Comparable hotel sales (d)	1,090	1,015	3,373	3,170

Comparable hotel expenses
Room	159	152	515	483
Food and beverage	271	263	823	784
Other	45	42	141	134
Management fees, ground rent and other costs	357	338	1,140	1,091

Comparable hotel expenses (e)	832	795	2,619	2,492

Comparable Hotel Adjusted Operating Profit	258	220	754	678
Non-comparable hotel results, net (f)	25	14	83	26
Comparable hotels classified as held for sale (g)	(4)	(4)	(12)	(11)
Office building and limited service properties, net (h)	3	—	2	1
Other income	1	—	1	12
Depreciation and amortization	(111)	(108)	(354)	(347)
Corporate and other expenses	(24)	(21)	(67)	(60)

Operating Profit	$148	$101	$407	$299

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Quarter ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Revenues per the consolidated statements of operations	$1,181	$1,042	$3,640	$3,288
Revenues of hotels held for sale	21	21	70	66
Non-comparable hotel sales	(100)	(50)	(292)	(137)
Hotel sales for the property for which we record rental income, net	16	15	47	46
Rental income for office buildings and limited service hotels	(27)	(24)	(80)	(75)
Other income	(1)	—	(1)	(12)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	11	(11)	(6)

Comparable hotel sales	$1,090	$1,015	$3,373	$3,170

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended December 31,		Year endedDecember 31,
	2004	2003	2004	2003
Operating costs and expenses per the consolidated statements of operations	$1,033	$941	$3,233	$2,989
Operating costs of hotels held for sale	18	17	58	55
Non-comparable hotel expenses	(75)	(34)	(210)	(112)
Hotel expenses for the property for which we record rental income	15	14	47	46
Rent expense for office buildings and limited service hotels	(24)	(24)	(78)	(74)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	10	(10)	(5)
Depreciation and amortization	(111)	(108)	(354)	(347)
Corporate and other expenses	(24)	(21)	(67)	(60)

Comparable hotel expenses	$832	$795	$2,619	$2,492

(f)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations. For detail, see “Introductory Notes to Financial Information.”

(g)	Included in our comparable hotel results are four hotels that are classified as held for sale as of December 31, 2004. Because the hotels are classified as held for sale, their operating results are not included in the revenues or operating costs and expenses from continuing operations, but are instead included in discontinued operations. We continue to include them as comparable hotels, however, because the operating results for these properties were reported by us throughout the entire reporting periods being compared.

(h)	Represents rental income less rental expense for limited service properties and office buildings. For detail, see footnote (b) to the statements of operations.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	December 31,
	2004	2003
Equity
Common shares outstanding	350.3	320.3
Common shares and minority held common OP Units outstanding	371.3	343.8
Preferred OP Units outstanding	.02	.02
Class A Preferred shares outstanding (a)	—	4.1
Class B Preferred shares outstanding	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding	.03	.03
Class E Preferred shares outstanding	4.0	—

Security pricing (per share price)
Common (b)	$17.30	$12.32
Class A Preferred (a)	$—	$26.74
Class B Preferred (b)	$25.80	$27.00
Class C Preferred (b)	$26.37	$27.26
Class E Preferred (b)	$27.45	$—
Convertible Preferred Securities (c)	$57.25	$51.00
Exchangeable Senior Debentures (d)	$1,156.00	$—

Dividends per share for calendar year
Common	$.05	$—
Class A Preferred (a)	$1.38	$2.50
Class B Preferred	$2.50	$2.50
Class C Preferred	$2.50	$2.50
Class D Preferred	$2.50	$1.88
Class E Preferred	$1.37	$—

Other Financial Data
Construction in progress	$85	$56

	Quarter ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Hotel Operating Statistics for All Full-Service Properties (e)
Average daily rate	$160.20	$145.84	$152.03	$141.93
Average occupancy	69.2%	67.1%	72.0%	69.1%
RevPAR	$110.84	$97.88	$109.51	$98.01

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

Debt	December 31,
	2004	2003
Series B senior notes, with a rate of 7 7/8% due August 2008	$304	$1,196
Series C senior notes, with a rate of 8.45% due December 2008	—	218
Series E senior notes, with a rate of 8 3/8% due February 2006	300	300
Series G senior notes, with a rate of 9 1/4% due October 2007 (f)	243	244
Series I senior notes, with a rate of 9 1/2% due January 2007 (g)	468	484
Series J senior notes with a rate of 7 1/8% due November 2013	—	725
Series K senior notes, with a rate of 7 1/8% due November 2013	725	—
Series L senior notes, with a rate of 7% due August 2012	346	—
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	491	—
Senior notes, with an average rate of 9.7%, maturing through 2012	13	13

Total senior notes	2,890	3,180
Mortgage debt (non-recourse) secured by $2.9 billion of real estate assets, with an average interest rate of 7.7% and 7.8% at December 31, 2004 and 2003, respectively (h)	2,043	2,205
Credit facility (i)	—	—
Convertible Subordinated Debentures, with a rate of 6 3/4% due December 20, 2026 (j)	492	—
Other	98	101

Total debt	$5,523	$5,486

Percentage of fixed rate debt	86%	85%
Weighted average interest rate (j)	7.1%	7.7%
Weighted average debt maturity (j)	6.6 years	5.5 years

(a)	On August 3, 2004, we redeemed all 4.16 million shares of the outstanding Class A preferred stock at a price of $25.00 per share plus dividends accrued to that date.

(b)	Share prices are the closing price as reported by the New York Stock Exchange.

(c)	Reflects the closing market price as quoted by Bloomberg L.P. Amount reflects the price of a single $50 debenture, which is convertible into common stock upon the occurrence of certain events.

(d)	Reflects the closing market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.

(e)	The operating statistics reflect all consolidated properties as of December 31, 2004 and 2003, respectively. The operating statistics include the results of operations for nine hotels sold in 2004 and eight hotels sold in 2003 prior to their disposition.

(f)	Includes fair value adjustments for interest rate swap agreements of $1 million and $2 million as of December 31, 2004 and 2003, respectively.

(g)	Includes fair value adjustments for interest rate swap agreements of $18 million and $34 million as of December 31, 2004 and 2003, respectively.

(h)	Excludes approximately $20 million of mortgage debt related to a hotel that was reclassified as liabilities associated with held for sale assets at December 31, 2004. The hotel was sold in January of 2005.

(i)	Our credit facility was amended on September 10, 2004, which increased the available capacity to $575 million. Currently, there are no amounts outstanding.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(j)	Beginning in January 2004, we recorded the Convertible Subordinated Debentures as debt in accordance with a revision to FIN 46. The Convertible Subordinated Debentures were previously classified in the mezzanine section of our consolidated balance sheet. For additional information, see footnote (b) to the consolidated balance sheets. The weighted average maturity excluding the effect of the Convertible Subordinated Debentures is 5.1 years and 5.5 years in 2004 and 2003, respectively.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2004			Quarter ended December 31, 2003
	Income(loss)	Shares	Per Share Amount	Income(loss)	Shares	Per Share Amount
Net income available to common stockholders	$52	350.2	$.15	$142	310.7	$.46
Adjustments:
Cumulative effect of change in accounting principle	—	—	—	(24)	—	(.08)
Gain on the disposition of the New York Marriott World Trade Center hotel	—	—	—	(56)	—	(.18)
Gains on dispositions, net	(35)	—	(.10)	(9)	—	(.03)
Amortization of deferred gains	(1)	—	—	(1)	—	—
Depreciation and amortization	114	—	.32	115	—	.37
Partnership adjustments	8	—	.02	21	—	.07
FFO of minority partners of Host LP (a)	(8)	—	(.02)	(14)	—	(.05)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.9	—	—	3.9	(.01)
Assuming conversion of Convertible Subordinated Debentures	10	30.9	(.01)	10	30.9	(.02)
Assuming conversion of Exchangeable Senior Debentures(b)	6	27.4	(.01)	—	—	—
Assuming conversion of minority OP Units issuable	—	—	—	—	2.0	—

FFO per diluted share (c) (d)	$146	411.4	$.35	$184	347.5	$.53

	Year ended December 31, 2004			Year ended December 31, 2003
	Income(loss)	Shares	Per Share Amount	Income(loss)	Shares	Per Share Amount
Net loss available to common stockholders	$(41)	337.2	$(.12)	$(21)	281.0	$(.07)
Adjustments:
Gain on the disposition of the New York Marriott World Trade Center hotel	—	—	—	(56)	—	(.20)
Gain on dispositions, net	(59)	—	(.18)	(9)	—	(.04)
Amortization of deferred gains	(4)	—	(.01)	(4)	—	(.01)
Depreciation and amortization	364	—	1.08	375	—	1.33
Partnership adjustments	21	—	.06	24	—	.08
FFO of minority partners of Host LP (a)	(18)	—	(.05)	(26)	—	(.09)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	3.0	(.01)	—	3.5	(.01)
Assuming conversion of Convertible Subordinated Debentures	—	—	—	—	—	—
Assuming conversion of Exchangeable Senior Debentures (b)	15	21.7	—	—	—	—

FFO per diluted share (c) (d)	$278	361.9	$.77	$283	284.5	$.99

(a) Represents FFO attributable to the minority interests in Host LP.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	EITF 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” became effective in the fourth quarter of 2004 and, as a result, the Exchangeable Senior Debentures are now included as a potentially dilutive security.

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities if they are anti-dilutive.

(d)	FFO per diluted share for 2004 and 2003 was affected by several transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share, Funds from Operations per Diluted Share and Adjusted EBITDA.”

HOST MARRIOTT CORPORATION

Schedule of Significant Transactions Affecting Earnings per Share,

Funds From Operations per Diluted Share, and Adjusted EBITDA

(unaudited, in millions, except per share amount

	Quarter ended December 31, 2004			Quarter ended December 31, 2003
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO	Adjusted EBITDA
Senior notes redemptions and debt prepayments (1)	$—	$—	$—	$(33)	$(33)	$—
World Trade Center insurance gain (2)	—	—	—	212	156	—
Loss on foreign currency forward contracts (3)	—	—	—	(17)	(17)	(17)
Minority interest expense (4)	—	—	—	(14)	(8)	—

Total	$—	$—	$—	$148	$98	$(17)

Per diluted share	$—	$—		$.48	$.29

	Year ended December 31, 2004			Year ended December 31, 2003
	Net Income (Loss)	FFO	Adjusted EBITDA	Net Income (Loss)	FFO	Adjusted EBITDA
Senior notes redemptions and debt prepayments (1)	$(59)	$(59)	$—	$(36)	$(36)	$—
World Trade Center insurance gain (2)	—	—	—	212	156	—
Loss on foreign currency forward contracts (3)	—	—	—	(18)	(18)	(18)
Class A preferred stock redemption (5)	(6)	(6)	—	—	—	—
Directors’ and officers’ insurance settlement (6)	—	—	—	7	7	10
Minority interest benefit (expense) (4)	4	4	—	(14)	(10)	—

Total Total	$(61)	$(61)	$—	$151	$99	$(8)

Per diluted share	$(.18)	$(.17)		$.54	$.34

(1)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call period for refinancings, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during 2003 and 2004.

(2)	As a result of the New York Marriott World Trade Center hotel insurance settlement in the fourth quarter of 2003, we recorded a gain of approximately $212 million, which was comprised of $156 million in post-2003 business interruption proceeds and $56 million from the disposition of the hotel. See the previous discussion of non-GAAP financial measures, which describes why we exclude gain and loss on dispositions from FFO per diluted share and Adjusted EBITDA. For these reasons, we have also excluded the $156 million gain on settlement for business interruption insurance proceeds for the periods subsequent to December 31, 2003 from Adjusted EBITDA. These business interruption proceeds, because they relate to future periods for a hotel that, even if rebuilt would be in a different location and would be significantly different from the prior hotel, are not consistent with reflecting the ongoing performance of our remaining assets.

(3)	In the fourth quarter of 2003, we made a partial repayment of the Canadian mortgage debt which resulted in the related forward currency contracts hedge being deemed ineffective for accounting purposes. Accordingly, we recorded an approximate $17 million decrease in net income, FFO and Adjusted EBITDA in the fourth quarter in addition to the approximate $1 million recorded in the first three quarters of 2003.

HOST MARRIOTT CORPORATION

Schedule of Significant Transactions Affecting Earnings per Share,

Funds From Operations per Diluted Share, and Adjusted EBITDA

(unaudited, in millions, except per share amounts)

(4)	Represents the portion of the significant transactions attributable to minority partners in Host LP.

(5)	Represents the original issuance costs for the Class A preferred stock, which was required to be included in the calculation of earnings (loss) per share in conjunction with the redemption of the Class A preferred stock in the third quarter of 2004, as well as the incremental dividends from the date of issuance of the Class E preferred stock to the date of redemption of the Class A preferred stock. For additional information, see footnote (f) to the consolidated statements of operations.

(6)	During the third quarter of 2003, we recognized approximately $10 million of other income from the settlement of a claim that we brought against our directors’ and officers’ insurance carriers for reimbursement of defense costs and settlement payments incurred in resolving a series of related actions brought against us and Marriott International that arose from the sale of certain limited partnership units to investors prior to 1993. The effect on net income (loss) and FFO is approximately $7 million due to income taxes on the proceeds.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited , in millions)

	Quarter ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Net income	$61	$150	$—	$14
Interest expense (a)	127	166	483	488
Dividends on Convertible Preferred Securities (a)	—	10	—	32
Depreciation and amortization	111	108	354	347
Income taxes	(8)	(4)	(10)	(13)
Discontinued operations (b)	3	13	13	40

EBITDA (c)	294	443	840	908
Gains and losses on dispositions	(33)	(10)	(53)	(8)
Amortization of deferred gains	(7)	(1)	(17)	(5)
Gain on settlement of the New York Marriott World Trade Center hotel for post-2003 business interruption insurance (d)	—	(156)	—	(156)
Gain on the disposition of the New York Marriott World Trade Center hotel (d)	—	(56)	—	(56)
Impairment of assets held for sale	1	2	1	2
Consolidated partnership adjustments:
Minority interest expense	6	16	4	5
Distributions to minority partners	(1)	(1)	(6)	(6)
Equity investment adjustments:
Equity in losses of affiliates	4	9	16	22
Distributions received from equity investments	4	—	6	3
Cumulative effect of a change in accounting principle (e)	—	(24)	—	—

Adjusted EBITDA of Host LP	268	222	791	709
Distributions to minority interest partners of Host LP	(1)	—	(1)	—

Adjusted EBITDA of Host Marriott (d)	$267	$222	$790	$709

(a)	Interest expense in the fourth quarter and year-to-date 2004 includes approximately $10 million and $32 million, respectively, previously classified as dividends on Convertible Preferred Securities. See footnote (b) to the consolidated balance sheets.

(b)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(c)	See the introductory notes to the financial information for discussion of non-GAAP measures.

(d)	Our results for the periods presented were significantly affected by several transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share, Funds from Operations per Diluted Share and Adjusted EBITDA.”

(e)	For additional information, see footnote (e) to the consolidated statements of operations.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for First Quarter 2005 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	First Quarter 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$37	352.2	$.10
Adjustments:
Depreciation and amortization	83	—	.24
Gain on dispositions, net	(50)	—	(.14)
Partnership adjustments	8	—	.02
FFO of minority partners of Host LP (b)	(4)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Convertible Subordinated Debentures	—	—	—
Assuming conversion of Exchangeable Senior Debentures	4	27.5	(.01)

FFO per diluted share (c)	$78	381.7	$.20

	High-end of Range
	First Quarter 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$43	352.2	$.12
Adjustments:
Depreciation and amortization	83	—	.24
Gain on dispositions, net	(50)	—	(.14)
Partnership adjustments	8	—	.02
FFO of minority partners of Host LP (b)	(5)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Convertible Subordinated Debentures	—	—	—
Assuming conversion of Exchangeable Senior Debentures	4	27.5	(.01)

FFO per diluted share (c)	$83	381.7	$.22

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for the full year 2005 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2005 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$63	355.4	$.18
Adjustments:
Depreciation and amortization	360	—	1.01
Gain on dispositions, net	(54)	—	(.15)
Partnership adjustments	7	—	.02
FFO of minority partners of Host LP (b)	(20)	—	(.05)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Convertible Subordinated Debentures	—	—	—
Assuming conversion of Exchangeable Senior Debentures	19	28.0	(.03)

FFO per diluted share (c)	$375	385.4	$.98

	High-end of Range
	Full Year 2005 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$99	355.4	$.28
Adjustments:
Depreciation and amortization	360	—	1.01
Gain on dispositions, net	(54)	—	(.15)
Partnership adjustments	10	—	.03
FFO of minority partners of Host LP (b)	(22)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common share granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Convertible Subordinated Debentures	32	30.9	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	28.0	(.03)

FFO per diluted share (c)	$444	416.3	$1.07

See the notes following the table reconciling net income to EBITDA and Adjusted EBITDA for the full year 2005 forecasts.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

	Full Year 2005
	Low-end of Range	High-end of Range
Net income	$100	$136
Interest expense	447	447
Depreciation and amortization	361	361
Income taxes	28	30

EBITDA	936	974
Gains on dispositions	(75)	(75)
Consolidated partnership adjustments:
Minority interest expense	10	12
Distributions to minority partners	(5)	(5)
Equity investment adjustments:
Equity in losses of affiliates	3	3
Distributions received from equity investments	1	1

Adjusted EBITDA of Host LP	870	910
Distributions to minority interest partners of Host LP	(6)	(6)

Adjusted EBITDA of Host Marriott	$864	$904

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2005. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic conditions, competition and governmental actions will affect future transactions, results, performance and achievements. Although we believe the expectations reflected in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material.

For purposes of preparing the full year and first quarter 2005 forecasts, we have made the following assumptions:

•	RevPAR will increase 6.5% to 8.5% for the full year and 6.0% to 8.0% for the first quarter for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 100 basis points and 150 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	Approximately $325 million of hotels will be sold in 2005, including $128 million of sales in January 2005, and 85% of the Company’s interest in the Courtyard Joint Venture will be sold for approximately $92 million.

•	Approximately $400 million of acquisitions will be made in 2005.

HOST MARRIOTT CORPORATION

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2005 Forecasts (a)

(unaudited, in millions)

•	Approximately $500 million of debt will be refinanced and approximately $140 million of debt will be prepaid in 2005. Charges, net of the minority interest benefit, totaling approximately $40 million, or $.10 of FFO per diluted share, in call premiums and the acceleration of deferred financing costs associated with the debt repayments will be incurred for the full year.

•	Fully diluted shares will be 385.4 million for the low-end of the range and 416.3 million for the high-end of the range for the full year and 381.7 million for the first quarter.

(b)	Represents FFO attributable to the minority interests in Host LP.

(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interest to common OP Units, the Convertible Subordinated Debentures and the Exchangeable Senior Debentures. No effect is shown for securities if they are anti-dilutive.

HOST MARRIOTT CORPORATION

Comparable Hotel Operating Data

Forecast Schedule of Comparable Hotel Adjusted Operating Profit Margin (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2005 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	6.5%	8.5%
Operating profit margin under GAAP (b)	12.8%	13.6%
Comparable hotel adjusted operating profit margin (c)	23.7%	24.2%

Comparable hotel sales
Room	$2,182	$2,224
Food and beverage	1,155	1,176
Other	239	243

Comparable hotel sales (d)	3,576	3,643

Comparable hotel expenses
Departmental costs	1,533	1,558
Management fees, ground rent and other costs	1,194	1,202

Comparable hotel expenses	2,727	2,760

Comparable Hotel Adjusted Operating Profit	849	883
Non-comparable hotel results	64	70
Office building and limited service properties	4	4
Depreciation and amortization	(361)	(361)
Corporate and other expenses	(63)	(63)

Operating Profit per GAAP	$493	$533

(a)	See the introductory notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results. Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2005. We have assumed that 99 hotels will be classified as comparable as of December 31, 2005, reflecting dispositions in January 2005 and certain other forecasted major renovations. No assurances can be made as to the hotels that will be in the comparable hotel set for 2005.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 100 to 150 basis points. The comparable hotel adjusted operating profit margin for 2004 was 22.7%, which reflects the results of 99 hotels currently forecasted to be classified as comparable for 2005 as noted above.

(d)	The reconciliation of forecast total revenues per the consolidated statements of operations to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2005
	Low-end of range	High-end of range
Revenues per the consolidated statements of operations	$3,840	$3,912
Non-comparable hotel sales	(231)	(236)
Hotel sales for the property for which we record rental income, net	50	50
Rental income for office buildings and limited service hotels	(83)	(83)

Comparable hotel sales	$3,576	$3,643